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                                                                  Exhibit 23.2



                     [Letterhead of SunAmerica, Inc.]





                                             October 31, 1996




SunAmerica, Inc.
1 SunAmerica Center
Los Angeles, California  90067-6022

              Re:  Letter of Consent


Ladies and Gentlemen:

     I hereby consent to the use of my name under the heading "Legal Matters" in the Prospectus and Prospectus Supplement forming a part of the Registration Statement. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under
Section 7 of the Act or the Rules and Regulations of the Commission thereunder.


                                           Very truly yours,



                                           /s/ Susan L. Harris
                                           Susan L. Harris
                                           Senior Vice President and
                                           General Counsel-Corporate Affairs